Exhibit 99.1

GAP INC. REPORTS FEBRUARY SALES FLAT; COMPARABLE STORE SALES DOWN 6 PERCENT

SAN FRANCISCO - March 6, 2008 - Gap Inc. (NYSE: GPS) today reported net sales of $907 million for the four-week period ended March 1, 2008, which was flat compared with net sales of $907 million for the same period ended March 3, 2007. The company's comparable store sales for February 2008 decreased 6 percent compared with a 4 percent decrease for February 2007.

Comparable store sales by division for February 2008 were as follows:

  Gap North America: negative 3 percent versus negative 5 percent last year
  Banana Republic North America: negative 5 percent versus flat last year
  Old Navy North America: negative 8 percent versus negative 6 percent last year
  International: negative 7 percent versus positive 2 percent last year

"While overall results were mixed across our brands, total company merchandise margins were above last year," said Sabrina Simmons, executive vice president and chief financial officer at Gap Inc. "We will continue to manage inventory tightly as we bring summer product into our stores."

For more detailed information regarding the company's February 2008 sales, please call 1-800-GAP-NEWS to listen to Gap Inc.'s monthly sales recording. International callers may call 706-634-4421.

March Sales

The company will report March sales on April 10, 2008.

Forward-Looking Statements

This press release and related recording contain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as "expect," "anticipate," "believe," "estimate," "intend," "plan," and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding inventory management.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company's actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following: the risk that additional information may arise during the company's close process or as a result of subsequent events that require the company to make adjustments to the financial information; the risk that the adoption of new accounting pronouncements will impact future results; the risk that the company will be unsuccessful in gauging fashion trends and changing consumer preferences; the highly competitive nature of the company's business in the U.S. and internationally and its dependence on consumer spending patterns, which are influenced by numerous other factors; the risk that the company will be unsuccessful in identifying and negotiating new store locations effectively; the risk that comparable store sales and margins will experience fluctuations; the risk that the company will be unsuccessful in implementing its strategic, operating and people initiatives; the risk that adverse changes in the company's credit ratings may have a negative impact on its financing costs and structure in future periods; the risk that trade matters, events causing disruptions in product shipments from China and other foreign countries, or IT systems changes may disrupt the company's supply chain or operations; the risk that acts or omissions by the company's third party vendors could have a negative impact on the company's reputation or operations; the risk that the company will not be successful in defending various proceedings, lawsuits, disputes, claims, and audits; any of which could impact net sales, costs and expenses, and/or planned strategies. Additional information regarding factors that could cause results to differ can be found in the company's Annual Report on Form 10-K for the fiscal year ended February 3, 2007. Readers should also consult the company's quarterly report on Form 10-Q for the quarter ended November 3, 2007.

These forward-looking statements are based on information as of March 6, 2008, and the company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Gap Inc. Copyright Information

All recordings made on 800-GAP-NEWS have been recorded on behalf of Gap Inc. and consist of copyrighted material. They may not be re-recorded, reproduced, retransmitted or rebroadcast without Gap Inc.'s express written permission. Your participation represents your consent to these terms and conditions, which are governed under California law.

Investor Relations:

Evan Price

415-427-2161

Media Relations:

Kris Marubio

415-427-1798